                                  EXHIBIT 10.8         |__| Optionee's Copy
                                                       |__| Company's Copy

                           Capital Automotive Group
                          1998 Equity Incentive Plan
                       Incentive Stock Option Agreement


To ____________________:

Capital Automotive REIT (the "Company") has granted you an option (the "Option") under the Capital Automotive Group 1998 Equity Incentive Plan (the "Plan") to purchase _____________________________________ common shares of beneficial interest of the Company (the "Common Shares"), at _____ Dollars and ________ Cents ($_____) per share (the "Exercise Price"). The Date of Grant was
__________________________.

The Option is subject in all respects to the applicable provisions of the Plan, a copy of which is attached. By signing this agreement (the "Agreement"), you acknowledge receiving the Plan. This Agreement incorporates the Plan by reference and specifies other applicable terms and conditions. All terms not defined by this Agreement have the meanings given in the Plan. The Plan's Administrator may adjust the number of Shares and the Exercise Price from time to time under the Plan. The Option is intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") to the extent permitted by the Code and to be a nonqualified stock option for any additional shares.

In addition to the terms, conditions, and restrictions set forth in the Plan, the following terms, conditions, and restrictions apply to the Option:

(1)  The schedule for exercising the Option is as follows, subject to Section
     (4) below on   expiration:

     a.   You may exercise the Option on the following schedule:

          [i.  25%, on or after the first anniversary of the Date of Grant;

          ii.  50%, on or after the second anniversary of the Date of Grant;

          iii. 75%, on or after the third anniversary of the Date of Grant; and

          iv.  100%, on or after the fourth anniversary of the Date of Grant.]

     b. The Administrator may, in its sole discretion, accelerate the time at which you may exercise part or all of the Option.

(2) You agree to give prompt notice to the Company if you dispose of any Shares acquired upon exercise of the Option within one year after you acquire them or within two years after the Date of Grant.

(3) Subject to this Agreement and the Plan, you may exercise the Option only by written notice to the Company on or before the date of expiration of the Option. Each such notice must:

     a. state the election to exercise the Option and the number of Shares with respect to which it is being exercised;

     b. be signed by you or, in the event of your death or disability, by the party entitled to exercise the Option;

     c.   contain such representations as the Company requires; and

     d. be accompanied by cash or a check in the amount of the Exercise Price payable to the order of the Company [or, to the extent the Plan and the Administrator permit, by Common Shares of the Company with a Fair Market Value equal to all or part of the Exercise Price (with any balance paid by cash or check); provided, however, that you may not
                                          --------  -------
          surrender Common Shares of the Company as payment unless you have held such stock for more than six months before the surrender. Alternatively, your notice may direct the Company to send the share certificates to be issued under this Option to a licensed broker acceptable to the Company as your agent in exchange for the broker's tendering to the Company cash (or acceptable cash equivalents) equal to the Exercise Price.]

     For all purposes of the Plan, the date of exercise will be the date on which you have delivered the notice and any required payment to the Company.

(4) The Option will expire no later than the close of business on __________________ (the tenth anniversary of the Date of Grant). Unless the Administrator determines otherwise at any time, you will forfeit any unexercised portions of the Option (whether or not then exercisable) upon the first to occur of (i) the Option's expiration, (ii) the 90th day after your resignation or other termination of employment, or (iii) as provided in the Plan if you die or become disabled.

(5) The Company may postpone the issuance and delivery of any Shares for so long as the Company determines to be necessary or advisable to satisfy the following:

     a. the completion or amendment of any registration or qualification of the Shares or satisfaction of any exemption from registration under any Federal or state law, rule, or regulation;

     b.   compliance with any requests for representations under the Plan;

     c. receipt of proof satisfactory to the Company that a person seeking to exercise the Option after your death is authorized and entitled to exercise the Option; and

     d. compliance with any federal, state, or local tax withholding obligations.

(5) The Administrator may delay or prohibit the exercise of the Option if exercise would adversely affect the Company's status under the Code as a real estate investment trust or would result in your owning Common Shares in violation of the restrictions on ownership and transfer of Common Shares provided in the Company's Declaration of Trust.

(6) If, at the time the Company should issue you Shares because of your exercise of the Option, no current registration statement under the Securities Act of 1933 (the "Act") covers such issuance, you must, before the Company will issue such Shares to you:

     a. represent to the Company, in form satisfactory to counsel for the Company, that you are acquiring the Shares for your own account and not with a view to the resale or distribution of the Shares; and

     b. agree that you may not sell, transfer, or otherwise dispose of the Shares issued to you under the Option unless:

          i. a registration statement under the Act is effective at the time of disposition with respect to the Shares sold, transferred, or otherwise disposed of; or

          ii. the Company has received an opinion of counsel or other information and representations satisfactory to it to the effect that registration under the Act is not required by reason of Rule 144 under the Act or otherwise.

(7) To the extent the Plan provides, in the event of (i) a dissolution, liquidation, or sale of substantially all of the assets of the Company,
     (ii) a merger or consolidation in which the Company is not the surviving corporation, (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Shares outstanding immediately before the merger are converted by virtue of the merger into other property, securities, or cash, or (iv) any other Substantial Operational Change, then, at the Board's sole discretion and to the extent the law permits, the Option will (a) be exercisable in full before such event and then terminate or (b) continue in full force and effect and, if applicable, the surviving corporation or an affiliate of the surviving corporation will be required to assume the Option and/or substitute a similar option or award in place of the Option.

     Subject to the preceding paragraph, if any change is made in the Common Shares, without the Company's receiving consideration (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or other transaction not involving the Company's receipt of consideration), the Board will adjust the Option as to the class(es) and number of shares and price per share of securities subject to the Option, with the Board's adjustments being final, binding, and conclusive. The conversion of any convertible securities of the Company will not be treated as a "transaction not involving the Company's receipt of consideration."

(8) You may not exercise the Option if the issuance of the Shares upon such exercise would violate any applicable federal or state securities laws or other laws or regulations.

(9) Nothing in this Agreement restricts the right of the Company or any of its affiliates to terminate your employment at any time, with or without cause. The termination of employment, whether by the Company or any of its affiliates or otherwise, and regardless of the reason therefor, has the consequences provided for under the Plan and any applicable employment or severance agreement.

(10) You understand and agree that you will not be deemed for any purpose to be a stockholder of the Company with respect to any of the Shares unless and until they have been issued to you after your exercise of this Option and payment for the shares.

(11) You understand and agree that the existence of this Option will not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the common shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(12) The laws of the State of Maryland will govern all matters relating to this Agreement, without regard to the principles of conflict of laws.

(13) Any notice you give to the Company (including notice of exercise of all or part of the Option) must be in writing and either hand-delivered or mailed to the office of the Secretary of the Company (or to the Chair of the Administrator if you are then serving as Secretary). If mailed, it should be addressed to the Secretary (or the Chair of the Administrator) of the Company at the Company's then corporate headquarters. Any notice given to you will be addressed to you at your address as reflected on the personnel records of the Company. You and the Company may change the address for notice by like notice to the other. Notice will be deemed to have been duly delivered when hand-delivered or, if mailed, on the day such notice is postmarked.

(14) Wherever a conflict may arise between the terms of this Agreement and the terms of the Plan, the terms of the Plan will control.

                                    Capital Automotive REIT

Date: __________________            By:  __________________________________

                                         Name:      ____________________________

                                         Title:     ____________________________



                                ACKNOWLEDGMENT
                                --------------

     I acknowledge receipt of a copy of the Plan, attached hereto. I represent that I have read and am familiar with the Plan's terms. I accept the Option subject to all of the terms and provisions of this Agreement and of the Plan under which it is granted, as the Plan may be amended in accordance with its terms. I agree to accept as binding, conclusive, and final all decisions or interpretations of the Administrator concerning any questions arising under the Plan with respect to the Option.


Date:__________________             __________________________________
                                           Signature of Optionee

     No one may sell, transfer, or distribute this Option or the securities that may be purchased upon exercise of this Option without an effective registration statement relating thereto or a satisfactory opinion of counsel satisfactory to the Company or other information and representations satisfactory to the Company that such registration is not required.

     The shares that may be purchased upon exercise of this Option may be transferred only in accordance with the terms of a share purchase agreement to be entered into between the holder of this Option and the Company upon exercise of this Option, a copy of which agreement will thereafter be on file with the Secretary of the Company.

                         EXHIBIT 10.36        |__| Employee's Copy
                                              |__| Partnership's Copy

                            CAPITAL AUTOMOTIVE L.P.
                              Employment Agreement

To Scott M. Stahr:

     This Agreement establishes the terms of your employment with Capital Automotive L.P., a Maryland limited partnership (the "Partnership"). It replaces your prior employment agreement with Capital Automotive REIT, a Maryland real estate investment trust (the "Company"), under which the Company assigned your agreement to the Partnership. You remain an employee of the Company, but your primary responsibility is as an employee of the Partnership.

Employment and Duties   You and the Partnership agree to your employment as
                        Executive Vice President - Acquisitions on the terms contained herein. In such position, you will report directly to the Company's Chief Executive Officer (the
                        "CEO") and to the General Partner of the Partnership.
                        You agree to perform whatever duties the Partnership may assign you from time to time, consistent with your position as a senior executive. During your employment, you agree to devote your full business time, attention, and energies to performing those duties (except as the CEO otherwise agrees from time to time). You agree to faithfully serve the Partnership, to conform to and comply with the lawful and good faith directions and instructions given you by the Partnership, and to use your best efforts to promote and serve the interests of the Partnership. You agree to comply with the noncompetition, secrecy, and other provisions of Exhibit
                        A to this Agreement.

Term of Employment      Your employment under this Agreement begins as of
                        January 1, 1998 (the "Effective Date"). Unless sooner terminated under this Agreement, your employment ends at 6:00 p.m. Eastern Time on

                             June 30, 1998, if the Company has not consummated its initial public offering ("IPO") by that date, or

                             October 19, 2001, if the Company has consummated its IPO on or before June 30, 1998.

                             The period running from the Effective Date to the applicable date in the preceding sentence is the "Term."

                             Termination or expiration of this Agreement ends your employment but does not end your obligation to comply with Exhibit A.

Compensation

     Salary The Partnership (or, in its discretion, the Company) will pay you an annual salary (the "Salary") from the Effective Date at the rate of not less than $225,000 in accordance with its payroll practices. The Partnership or the Compensation Committee of the General Partner ("Compensation Committee") will review your Salary annually and consider you for increases.

     Bonus The Partnership or the Compensation Committee will establish annual bonus targets under which you will be eligible for an annual bonus equal to up to 100% of your Salary.

     Employee Benefits       While you are employed under this Agreement, the
                             Partnership will provide you with the same benefits, including medical insurance coverage, as the Partnership makes generally available from time to time to the Partnership's employees, as those benefits are amended or terminated from time to time, and such other benefits as are commensurate with your position as a senior executive of a public company , including either a company automobile or an allowance for an automobile. Your participation in the Partnership's benefit plans will be subject to the terms of the applicable plan documents and the Partnership's generally applied policies, and the Partnership in its sole discretion may from time to time adopt, modify, interpret, or discontinue such plans or policies.

Place of Employment          Your principal place of employment will be at the
                             Partnership's headquarters in the Washington metropolitan area (or such other offices as the Partnership may establish from time to time and to which it assigns you in its sole discretion). You understand and agree that you must travel from time to time for business reasons.

Indemnification    The Partnership will indemnify you to the fullest extent
                   authorized by law if you are made a party to any action,
                   suit, or proceeding, whether criminal, civil, administrative, or investigative, because you are or were a manager, officer, or employee of the Partnership or serve or served any other entity as a director, officer, or employee at the
                   Partnership's request; provided, however, that you must repay
                                          --------  -------
                   the Partnership for any indemnification if the final determination of an arbitrator or a court of competent jurisdiction declares, after the expiration of the time within which judicial review (if permitted) of such determination may be perfected, that indemnification by the Partnership is not permissible under applicable law.

Expenses The Partnership will reimburse you for reasonable and necessary travel and other business-related expenses you incur for the Partnership in performing your duties under this Agreement. You must itemize and substantiate all requests for reimbursements. You must submit requests for reimbursement in accordance with the policies and practices of the Partnership and within 60 days after incurring the expense.

No Other           For so long as you are employed by the Partnership, you
Employment         agree that you will not, directly or indirectly, provide
                   services to any person or organization for which you receive compensation or otherwise engage in activities that would conflict or interfere significantly with the faithful performance of your duties to the Partnership without the Partnership's prior written consent. (This prohibition excludes any work performed at the Partnership's direction including any work for the Partnership.) You may manage your personal investments, as long as the management takes only minimal amounts of time and is consistent with the provisions of the No Competition Section in Exhibit A and is otherwise consistent with the policies and practices of the Partnership.

                   You represent to the Partnership that you are not subject to any agreement, commitment, or policy of any third party that would prevent you from entering into or performing your duties under this Agreement, and you agree that you will not enter into any agreement or commitment or agree to any policy that would prevent or hinder your performance of duties and obligations under this Agreement, including Exhibit A.

No Conflicts of    You confirm that you have fully disclosed to the Partnership
Interest           and the Company, to the best of your knowledge, all
                   circumstances under which you, your spouse, and your relatives (including their spouses, children, and relatives) have or may have a conflict of interest with the Partnership or the Company. You further agree to fully disclose to the Partnership any such circumstances that might arise during the Term. You agree to fully comply with the Partnership's policy and practices relating to conflicts of interest.

No Payments to     You will neither pay nor permit payment of any remuneration
Governmental       to or on behalf of any governmental official other than
Officials          payments required or permitted by applicable law.

Termination        Subject to the provisions of this section, the Partnership may terminate your employment, or you may resign, except that, if you voluntarily resign, you must provide the Partnership with 90 days' prior written notice (unless the Partnership has previously waived such notice in writing or authorized a shorter notice period).

     For Cause     The Partnership may terminate your employment for "Cause" if you:

                        (i) engage in dishonesty that relates materially to the performance of services or any obligations under this Agreement, including Exhibit A;

                        (ii) are convicted of any misdemeanor (other than for minor infractions) involving fraud, breach of trust, misappropriation, or other similar activity or any felony;

                        (iii) perform your duties under this Agreement in a grossly negligent manner; or

                        (iv) willfully breach this Agreement, including Exhibit A, in a manner materially injurious to the Partnership. An act or omission is only "willful" if you acted in bad faith or without any reasonable belief that the action or omission was in the interests of the Partnership and consistent with your duties and obligations under this Agreement.

                   Your termination for Cause under (i) and (ii) will be effective immediately upon the Partnership's mailing or transmission of such notice. Before terminating your employment for Cause under (iii) or (iv), the Partnership will specify in writing to you the nature of the act, omission, refusal, or failure that it deems to constitute Cause. The Partnership will give you the opportunity to correct the situation (and thus avoid termination for Cause under (iii) or (iv)). You must complete the correction within a reasonable period of time after the written notice to you, and the Partnership agrees to provide you no less than 15 days for such correction.

     Without       Subject to the provisions below under Payments on
     Cause         Termination, the Partnership may terminate your employment under this Agreement before the end of the Term without Cause.

     Good Reason   You may resign for Good Reason with 45 days' advance written notice as provided below. "Good Reason" means the occurrence, without your written consent, of any of the following circumstances:

                        the Partnership's failure to perform or observe any of the material terms or provisions of this Agreement,

                        the assignment to you of any duties inconsistent with, or any substantial diminution in, your employment status or responsibilities as in effect on the date of this Agreement,

                        the Partnership's relocation of its corporate headquarters to a location that would increase your commuting distance by more than 50 miles, based on your residence when this Agreement is executed, or a Change of Control after consummation of an IPO, consisting of any one or more of the following events:

                             a person, entity, or group (other than the Company, the Partnership, any subsidiary of either, any

                             Company Group benefit plan, or any underwriter temporarily holding securities for an offering of such securities) acquires ownership of more than 40% of the undiluted total voting power of the Company's then-outstanding securities eligible to vote to elect members of the Board ("Company Voting Securities");

                             consummation of a merger or consolidation of the Company into any other entity -- unless the holders of the Company Voting Securities outstanding immediately before such consummation, together with any trustee or other fiduciary holding securities under a Company Group benefit plan, hold securities that represent immediately after such merger or consolidation more than 60% of the combined voting power of the then outstanding voting securities of either the Company or the other surviving entity or its parent; or

                             the stockholders of the Company approve (i) a plan of complete liquidation or dissolution of the Company or (ii) an agreement for the Company's sale or disposition of all or substantially all the Company's assets, and such liquidation, dissolution, sale, or disposition is consummated.

               Even if other tests are met, a Change of Control has not occurred under any circumstance in which the Company files for bankruptcy protection or is reorganized following a bankruptcy filing.

               You must give notice to the Partnership of your intention to resign for Good Reason within 30 days after the occurrence of the event that you assert entitles you to resign for Good Reason. In that notice, you must specify the condition that you consider provides you with Good Reason and must give the Partnership an opportunity to cure the condition within 30 days after your notice. If the Partnership fails to cure the condition, your resignation will be effective on the 45th day after your notice (unless the

                        Partnership has previously waived such notice period in writing or agreed to a shorter notice period).

                        You will not be treated as resigning for Good Reason if the Partnership had Cause to terminate your employment as of the date of your notice of resignation.

     Disability         If you become "disabled" (as defined below), the
                        Partnership may terminate your employment. You are "disabled" if you are unable, despite whatever reasonable accommodations the law requires, to render services to the Partnership for more than 90 consecutive days because of physical or mental disability, incapacity, or illness. You are also disabled if you are deemed to be disabled within the meaning of the Partnership's long-term disability policy as then in effect.

     Death If you die during the Term, the Term will end as of the date of your death.

     Payments on   If the Partnership terminates your employment for or without
     Termination   Cause or because of disability or death or because the
                   Company does not consummate its IPO or you resign, the Partnership will pay you any unpaid portion of your Salary pro-rated through the date of actual termination and any annual bonuses already determined by such date but not yet paid, reimburse any substantiated but unreimbursed business expenses, pay any accrued and unused vacation time (to the extent consistent with the Partnership's policies), and provide such other benefits as applicable laws or the terms of the benefits require. Except to the extent the law requires otherwise or as provided in the Severance paragraph, neither you nor your beneficiary or estate will have any rights or claims under this Agreement or otherwise to receive severance or any other compensation, or to participate in any other plan, arrangement, or benefit, after such termination.

          Severance          In addition to the foregoing payments, if the
                             Partnership terminates your employment without
                             Cause or you resign for Good Reason before the end of the Term, the Partnership will pay you severance equal to your Salary, as then in effect, for 24 months in a single lump sum as soon as practicable but in any event no more than 90 days after termination;

                             pay the premium cost for you to receive any group health coverage the Partnership must offer you under Section 4980B of the Internal Revenue Code of 1986 ("COBRA Coverage") for the period of such coverage; and

                             pay you, at the time the Partnership would otherwise pay your annual bonus, your pro rata share of the bonus for the year of your termination, where the pro rata factor is based on days elapsed in your year of termination till date of termination over 365, less any portion of the bonus for the year of your termination already paid.

                        You are not required to mitigate amounts payable under the Severance paragraph by seeking other employment or otherwise; however, you agree to return any payments under this Severance paragraph if you fail to comply with Exhibit A. Expiration of this Agreement, whether because of notice of non-renewal or otherwise, does not constitute termination without Cause nor is it grounds for resignation with Good Reason.

Assignment         The Partnership may assign or otherwise transfer this
                   Agreement and any and all of its rights, duties, obligations, or interests under it to the Company or any of the affiliates or subsidiaries of the Company or the Partnership or to any business entity that at any time by merger, consolidation, or otherwise acquires all or substantially all of the Company's stock or assets or the partnership units or assets of the Partnership or to which the Company or the Partnership transfers all or substantially all of its assets.

                        Upon such assignment or transfer, any such business entity will be deemed to be substituted for the Partnership for all purposes. Assignment or transfer does not constitute termination without Cause nor is it grounds for resignation with Good Reason absent the occurrence of a Change of Control. This Agreement binds the Partnership, its successors or assigns, and your heirs and the personal representatives of your estate. Without the Partnership's prior written consent, you may not assign or delegate this Agreement or any or all rights, duties, obligations, or interests under it.

Severability            If the final determination of an arbitrator or a court
                        of competent jurisdiction declares, after the expiration of the time within which judicial review (if permitted) of such determination may be perfected, that any term or provision of this Agreement, including any provision of Exhibit A, is invalid or unenforceable, the remaining terms and provisions will be unimpaired, and the invalid or unenforceable term or provision will be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

Amendment; Waiver       Neither you nor the Partnership may modify, amend, or
                        waive the terms of this Agreement other than by a written instrument signed by you and a duly authorized representative of the General Partner. Either party's waiver of the other party's compliance with any provision of this Agreement is not a waiver of any other provision of this Agreement or of any subsequent breach by such party of a provision of this Agreement.

Withholding             The Partnership will reduce its compensatory payments to
                        you for withholding and FICA taxes and any other withholdings and contributions required by law.

Third Party             You understand and agree that the Partnership is a
Beneficiary             third party beneficiary of this Agreement.

Governing Law           The laws of the Commonwealth of Virginia (other than its
                        conflict of laws provisions) govern this Agreement.

Notices Notices must be given in writing by personal delivery, by certified mail, return receipt requested, by telecopy, or by overnight delivery. You should send or deliver your notices to the Partnership's headquarters. The Partnership will send or deliver any notice given to you at your address as reflected on the Partnership's personnel records. You and the Partnership may change the address for notice by like notice to the others. You and the Partnership agree that notice is received on the date it is personally delivered, the date it is received by certified mail, the date of guaranteed delivery by the overnight service, or the date the fax machine confirms receipt.

Legal Fees              If a claim is asserted for breach of any provision of
                        this Agreement, you will be entitled to recover your reasonable attorney's fees and expenses if you prevail.

Superseding Effect      This Agreement supersedes any prior oral or written
                        employment, severance, option, or fringe benefit agreements between you and the Company or the Partnership. This Agreement supersedes all prior or contemporaneous negotiations, commitments, agreements, and writings with respect to the subject matter of this Agreement. All such other negotiations, commitments, agreements, and writings will have no further force or effect; and the parties to any such other negotiation, commitment, agreement, or writing will have no further rights or obligations thereunder.

If you accept the terms of this Agreement, please sign in the space indicated below. We encourage you to consult with any advisors of your choosing.

                                   CAPITAL AUTOMOTIVE L.P.


                                   General Partner:

                                   CAPITAL AUTOMOTIVE REIT, a Maryland real estate investment trust


                                    By:
                                       ------------------------------------

                                    Its:
                                        -----------------------------------

I accept and agree to the terms of employment set forth in this Agreement:



------------------------------------
         Scott M. Stahr


Dated:
      ------------------------------

                                   Exhibit A
                                   ---------

No Competition      In consideration of your employment by the Partnership and salary and benefits under this Agreement, during the term of your employment, and except as set forth below, until the date one year after your employment with the Company, the Partnership, or their successors, assigns, affiliates, or subsidiaries (collectively, the "Company Group") ends for any reason (the "Restricted Period"), you agree as follows:

                    The Company is a real estate investment trust formed to acquire real properties owned by automobile dealerships and other automotive-related businesses and lease the properties to such businesses. You will not, directly or indirectly, promote, be employed by, lend money to, invest in, or engage in any Competing Business within the Market Area. That prohibition includes, but is not limited to, acting, either singly or jointly or as agent for, or as an employee of or consultant to, any one or more persons, firms, entities, or corporations directly or indirectly (as a director, independent contractor, representative, consultant, member, or otherwise) that constitutes such a Competing Business. You may own up to 3% of the outstanding capital stock of any corporation that is actively publicly traded without violating this No Competition covenant. This covenant does not preclude you from being employed by any automobile dealership or dealership group or other automotive-related business that is a lessee or prospective lessee of properties the Company or the Partnership holds or is actively considering acquiring.

                    If, during the Restricted Period, you are offered and want to accept employment with a business that engages in activities similar to the Company's or the Partnership's, you will inform the Partnership in writing of the identity of the business, your proposed duties with that business, and the proposed starting date of that employment. You will also inform that business of the terms of this Exhibit A. The Partnership will analyze the proposed employment and make a good faith determination as to whether it would threaten the Partnership's legitimate competitive interests. If the Partnership determines that the proposed employment would not pose an unacceptable threat to its interests, the Partnership will notify you that it does not object to the employment.

                    You acknowledge that, during the portion of the Restricted Period that follows your employment, you may engage in any business activity or gainful employment of any type and in any place except as described above. You acknowledge that you will be reasonably able to earn a livelihood without violating the terms of this Agreement.

                    You understand and agree that the rights and obligations set forth in this No Competition Section will continue for one year from the date of termination of this Agreement and your employment with the Partnership or the Company Group, unless the Company does not consummate its IPO by June 30, 1998, in which event your obligations under this No Competition Section end when your employment ends.

Definitions

     Competing      Competing Business means any service or financial product
     Business       of any person or organization other than the Company Group, in existence or then under development, that competes or could potentially compete, directly or indirectly, with any service or financial product of the Company Group upon which or with which you have worked for the Partnership or the Company Group or about which you acquire knowledge while working for the Partnership or the Company Group. Competing
                    Business includes any enterprise engaged in the formation or operation of real estate investment trusts or other entities that invest primarily in automobile dealership or automotive-related properties or provide real estate financing to automobile dealerships or automotive-related businesses. Competing Business excludes real estate investment trusts and similar entities that do not engage in activities related to automotive dealerships or automotive-related businesses.

     Market Area    The Market Area consists of the United States.

No Interference;    During the Restricted Period, you agree that you will not, directly

No Solicitation     or indirectly, whether for yourself or for any other
                    individual or entity (other than the Partnership or its affiliates or subsidiaries), intentionally solicit or endeavor to entice away from the Company Group:

                         any person whom the Company Group employs (other than as your personal secretary) or otherwise engages to perform services as a consultant or sales representatives; or

                         any person or entity who is, or was, within the Restricted Period, a contractor or subcontractor of the Company Group known to you or a lessee or prospective lessee of properties the Company Group holds or is actively considering acquiring.

Secrecy

     Preserving     Your employment with the Partnership under and, if
     Partnership    applicable, before this Agreement has given and will give
     Confidences    you Confidential Information (as defined below). You
                    acknowledge and agree that using, disclosing, or publishing any Confidential Information in an unauthorized or improper manner could cause the Partnership or Company Group substantial loss and damages that could not be readily calculated and for which no remedy at law would be adequate.
                    Accordingly, you agree with the Partnership that you will not at any time, except in performing your employment duties to the Partnership or the Company Group under this Agreement
                    (or with the Partnership's prior written consent), directly or indirectly, use, disclose, or publish, or permit others not so authorized to use, disclose, or publish any Confidential Information that you may learn or become aware of, or may have learned or become aware of, because of your prior or continuing employment, ownership, or association with the Partnership or the Company Group or any of their predecessors, or use any such information in a manner detrimental to the interests of the Partnership or the Company Group.

     Preserving     You agree not to use in working for the Company Group and
     Others'        not to disclose to the Company Group any trade secrets or
                    other

     Confidences    information you do not have the right to use or disclose and that the Company Group is not free to use without liability of any kind. You agree to promptly inform the Partnership in writing of any patents, copyrights, trademarks, or other proprietary rights known to you that the Partnership or the Company Group might violate because of information you provide.

     Confidential   "Confidential Information" includes, without limitation,
     Information    information the Partnership or the Company Group has
                    not previously disclosed to the public or to the trade with respect to the Partnership's or the Company Group's present or future business, operations, services, products, research, inventions, discoveries, drawings, designs, plans, processes, models, technical information, facilities, methods, trade secrets, copyrights, software, source code, systems, patents, procedures, manuals, specifications, any other intellectual property, confidential reports, price lists, pricing formulas, customer lists, financial information (including the revenues, costs, or profits associated with any of the Partnership's or the Company
                    Group's products or services), business plans, lease structure, projections, opportunities or strategies, acquisitions or mergers, advertising or promotions, personnel matters, legal matters, any other confidential and proprietary information, and any other information not generally known outside the Partnership or the Company Group that may be of value to the Partnership or the Company Group but excludes any information already properly in the public domain. "Confidential Information" also includes confidential and proprietary information and trade secrets that third parties entrust to the Partnership or the Company
                    Group in confidence.

                    You understand and agree that the rights and obligations set forth in this Secrecy Section will continue indefinitely and will survive termination of this Agreement and your employment with the Partnership or the Company Group.

Exclusive Property  You confirm that all Confidential Information is and must remain the exclusive property of the Partnership or the relevant member of the Company Group. All business records, business papers, and business documents you keep or make in the course of your employment by the Partnership relating to the Partnership or any member of the Company Group must be and remain the property of the Partnership or the relevant member of the Company Group. Upon the termination of this Agreement with the Partnership or upon the Partnership's request at any time, you must promptly deliver to the Partnership or to the relevant member of the Company Group any Confidential Information or other materials (written or otherwise) not available to the public or made available to the public in a manner you know or reasonably should recognize the Partnership did not authorize, and any copies, excerpts, summaries, compilations, records and documents you made or that came into your possession during your employment. You agree that you will not, without the Partnership's consent, retain copies, excerpts, summaries or compilations of the foregoing information and materials. You understand and agree that the rights and obligations set forth in this Exclusive Property Section will continue indefinitely and will survive termination of this Agreement and your employment with the Company Group.

Maximum Limits      If any of the provisions of Exhibit A are ever deemed to
                    exceed the time, geographic area, or activity limitations the law permits, you and the Partnership agree to reduce the limitations to the maximum permissible limitation, and you and the Partnership authorize a court or arbitrator having jurisdiction to reform the provisions to the maximum time, geographic area, and activity limitations the law permits.

Injunctive Relief   Without limiting the remedies available to the Partnership, you acknowledge

                         that a breach of any of the covenants in this Exhibit A may result in material irreparable injury to the Partnership and Company Group for which there is no adequate remedy at law, and that it will not be possible to measure damages for such injuries precisely.

                    You agree that, if there is a breach or threatened breach, the Partnership or any member of the Company Group will be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining you from engaging in activities prohibited by any provisions of this Exhibit A or such other relief as may be required to specifically enforce any of the covenants in this Exhibit A.